Exhibit 99a

Windstream delivers solid results in third quarter

•	Free cash flow growth up 23 percent year-over-year for first nine months
•	16 percent year-over-year increase in new high-speed Internet customers
•	4.8 percent access line decline year-over-year improves from second quarter

Release date: Nov. 7, 2008

LITTLE ROCK, Ark. – Windstream Corporation (NYSE: WIN) delivered solid operating results in the third quarter, including a much improved performance in access line retention than the same period a year ago.

“Our business continues to perform well despite the challenging economic environment and stress within the overall capital markets,” said Jeff Gardner, president and CEO. “Our team delivered industry-leading operating results again during the third quarter, although our financial performance was pressured somewhat by higher fuel costs and storm-related expenses from Hurricane Ike.”

The company also incurred a non-cash accounting charge of $6.5 million during the quarter to adjust the value of its wireless spectrum holdings in North Carolina acquired in the purchase of CT Communications last year.

“Our business continues to remain relatively defensive in this challenging economy given our rural footprint and the growing importance of the broadband connection to consumers. As a result, we remain confident in our ability to sustain the free cash flow this business generates and feel our current capital structure is appropriate. Our balance sheet is in a very good position and we do not have any significant debt maturities until 2013,” Gardner said.

Third-quarter financial results:

Under Generally Accepted Accounting Principles (GAAP):

•	Revenues were $794 million, a 3 percent decrease from a year ago.

•	Operating income was $271 million, a decrease of 6 percent year-over-year.

•	Net income was $106 million, a 10 percent decrease from a year ago, or 24 cents of diluted earnings per share.

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Under pro forma results from current businesses:

•	Revenues were $794 million, a 2 percent decrease from a year ago.

•	Operating income before depreciation and amortization was $401 million, a decline of 4 percent year-over-year.

•	Operating income was $277 million, a decrease of 1 percent from a year ago.

•	Average revenue per customer was $83.16, a 2 percent increase from a year ago.

•	Capital expenditures were $86 million, a 10 percent decrease year-over-year.

Windstream ended the quarter with $112 million in cash and cash equivalents. Free cash flow, which is defined as net cash from operations less capital expenditures, was $510 million through the first nine months of the year, an increase of 23 percent year-over-year.

Third-quarter operating results:

Windstream added more than 28,000 new high-speed Internet customers during the third quarter, bringing its total customer base to approximately 963,000 – an increase of almost 16 percent year-over-year. Overall broadband penetration is now 31 percent of total access lines and 47 percent of primary residential lines.

“We believe we can continue to grow our high-speed Internet customer base, as well as drive additional revenue growth by selling faster speeds,” Gardner said.

Windstream added nearly 21,000 digital TV customers in the quarter, bringing its total customer base to approximately 252,000, or 14 percent penetration of primary residential lines.

Total access lines declined by 38,000, an improvement of more than 8,000 lines lost over the same period a year ago. Total lines at the end of the quarter were 3.08 million, a decline of 4.8 percent year-over-year.

FCC approves sale of North Carolina wireless properties

Windstream announced it has received FCC approval for the sale of its wireless properties in North Carolina to AT&T for $60 million in cash.

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The transaction includes approximately 52,000 wireless customers; spectrum licenses and cell sites covering a four-county area of North Carolina with a population of approximately 450,000; and six retail locations. The properties operate under the Windstream Wireless brand name.

Windstream acquired the wireless properties in the acquisition of CT Communications, which offered co-branded wireless products and services through a joint operating agreement with AT&T.

The transaction is expected to close before the end of the year.

For the third quarter, the wireless properties generated roughly $12 million in revenue and $3 million in OIBDA. The wireless results are reflected as discontinued operations in the company’s earnings results pending the sale.

Conference call

Windstream will hold a conference call at 8 a.m. CST today to review the company’s third-quarter earnings results.

To access the call:

Interested parties can access the call by dialing 1-866-873-7782, conference ID 68742896, 10 minutes prior to the start time.

The international dial-in number is 1-660-422-4943, conference ID 68742896.

To access the call replay:

A replay of the call will be available beginning at 11 a.m. CST today and ending at midnight CST on Nov. 21. The replay can be accessed by dialing 1-800-642-1687, conference ID 68742896.

The international dial-in number for the replay is 1-706-645-9291, conference ID 68742896.

Webcast information:

The conference call also will be streamed live over the company’s Web site at www.windstream.com/investors. Financial, statistical and other information related to the call will be posted on the site. A replay of the webcast will be available on the Web site beginning at 11 a.m. CST today.

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About Windstream

Windstream Corporation is an S&P 500 company that provides digital phone, high-speed Internet and high-definition video and entertainment services to residential and business customers in 16 states. The company has approximately 3.1 million access lines and about $3.2 billion in annual revenues. For more information, visit www.windstream.com.

Windstream was formed July 17, 2006, through the spinoff of Alltel’s wireline business and its merger with VALOR Communications Group, Inc. The company acquired CT Communications (CTC) on Aug. 31, 2007.

Windstream’s GAAP results reflect CTC’s business starting Sept. 1, 2007. Pro forma results from current businesses are non-GAAP financial measures that include results from VALOR and CTC for periods prior to the mergers and exclude results from the split-off of the company’s directory publishing business completed on Nov. 30, 2007 and the company’s wireless properties. A reconciliation of pro forma results from current businesses to the comparable GAAP measures is included in the following financial schedules.

Windstream claims the protection of the safe-harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995. Forward-looking statements, including statements regarding the sale of its wireless properties, are subject to uncertainties that could cause actual future events and results to differ materially from those expressed in the forward-looking statements. These forward-looking statements are based on estimates, projections, beliefs and assumptions that Windstream believes are reasonable but are not guarantees of future events and results. Actual future events and results of Windstream may differ materially from those expressed in these forward-looking statements as a result of a number of important factors. Factors that could cause actual results to differ materially from those contemplated above include, among others: adverse changes in economic conditions in the markets served by Windstream; the extent, timing and overall effects of competition in the communications business; continued access line loss; the impact of new, emerging or competing technologies; the adoption of inter-carrier compensation and/or universal service reforms by the Federal Communications Commission or Congress that results in a significant loss of revenue to Windstream; the risks associated with the integration of acquired businesses or the ability to realize anticipated synergies, cost savings and growth opportunities; the availability and cost of financing in the corporate debt markets; the potential for adverse changes in the ratings given to Windstream’s debt securities by nationally accredited ratings organizations; the effects of federal and state legislation, rules and regulations governing the communications industry; material changes in the communications industry generally that could adversely affect vendor relationships with equipment and network suppliers and customer relationships

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with wholesale customers; unexpected results of litigation; unexpected rulings by state public service commissions in proceedings regarding universal service funds, intercarrier compensation or other matters that could reduce revenues or increase expenses; the effects of work stoppages; the impact of equipment failure, natural disasters or terrorist acts; the ability to execute the company’s share repurchase program or the ability to achieve the desired accretive effect from such repurchases; and those additional factors under the caption “Risk Factors” in Windstream’s Form 10-K for the year ended Dec. 31, 2007. In addition to these factors, actual future performance, outcomes and results may differ materially because of more general factors including, among others, general industry and market conditions and growth rates, economic conditions, and governmental and public policy changes. Windstream undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. The foregoing review of factors that could cause Windstream’s actual results to differ materially from those contemplated in the forward-looking statements should be considered in connection with information regarding risks and uncertainties that may affect Windstream’s future results included in Windstream’s filings with the Securities and Exchange Commission at www.sec.gov.

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Media Relations Contact:

David Avery, 501-748-5876

david.avery@windstream.com

Investor Relations Contacts:

Mary Michaels, 501-748-7578

mary.michaels@windstream.com

Rob Clancy, 501-748-5550

rob.clancy@windstream.com

WINDSTREAM CORPORATION

UNAUDITED CONSOLIDATED STATEMENTS OF INCOME-Page 1

(In millions, except per share amounts)

	THREE MONTHS ENDED				NINE MONTHS ENDED
	September 30, 2008	(D) September 30, 2007	Increase (Decrease) Amount	%	September 30, 2008	(D) September 30, 2007	Increase (Decrease) Amount	%
UNDER GAAP:
Revenues and sales:
Service revenues	$742.0	$742.2	$(0.2)	—	$2,254.7	$2,191.2	$63.5	3
Product sales	52.1	76.6	(24.5)	(32)	139.3	238.0	(98.7)	(41)

Total revenues and sales	794.1	818.8	(24.7)	(3)	2,394.0	2,429.2	(35.2)	(1)

Costs and expenses:
Cost of services	249.8	245.0	4.8	2	743.1	732.9	10.2	1
Cost of products sold	48.4	45.4	3.0	7	124.9	140.1	(15.2)	(11)
Selling, general, administrative and other	94.0	105.1	(11.1)	(11)	286.7	312.1	(25.4)	(8)
Depreciation and amortization	123.8	132.4	(8.6)	(6)	368.7	384.4	(15.7)	(4)
Restructuring charges	1.0	0.3	0.7	233	2.1	3.5	(1.4)	(40)
Merger and integration costs	—	2.4	(2.4)	(100)	6.2	5.6	0.6	11
Impairment loss on assets held for sale (A)	6.5	—	6.5	—	6.5	—	6.5	—

Total costs and expenses	523.5	530.6	(7.1)	(1)	1,538.2	1,578.6	(40.4)	(3)

Operating income	270.6	288.2	(17.6)	(6)	855.8	850.6	5.2	1
Other income, net	0.5	0.2	0.3	150	9.1	11.7	(2.6)	(22)
Interest expense	(103.3)	(109.6)	6.3	6	(311.9)	(332.4)	20.5	6

Income from continuing operations before income taxes	167.8	178.8	(11.0)	(6)	553.0	529.9	23.1	4
Income taxes	63.5	61.3	2.2	4	208.9	196.6	12.3	6

Income from continuing operations	104.3	117.5	(13.2)	(11)	344.1	333.3	10.8	3
Discontinued operations, net of tax expense (B)	1.6	0.2	1.4	700	(12.5)	0.2	(12.7)	—

Net income	$105.9	$117.7	$(11.8)	(10)	$331.6	$333.5	$(1.9)	(1)

Weighted average common shares:
Basic	435.9	473.8	(37.9)	(8)	442.3	473.6	(31.3)	(7)
Diluted	437.2	474.9	(37.7)	(8)	443.5	474.8	(31.3)	(7)

Earnings per share:
Basic
Income from continuing operations	$.24	$.25	$(.01)	(4)	$ .78	$.70	$ .08	11
Income (loss) from discontinued operations	—	—	—	—	(.03)	—	(.03)	—

Net income	$.24	$.25	$(.01)	(4)	$ .75	$.70	$ .05	7
Diluted
Income from continuing operations	$.24	$.25	$(.01)	(4)	$ .78	$.70	$ .08	11
Income (loss) from discontinued operations	—	—	—	—	(.03)	—	(.03)	—

Net income	$.24	$.25	$(.01)	(4)	$ .75	$.70	$ .05	7

PRO FORMA RESULTS OF OPERATIONS FROM CURRENT BUSINESSES (C)
Revenues and sales	$794.1	$811.6	$(17.5)	(2)	$2,394.0	$2,425.9	$(31.9)	(1)
Operating income before depreciation and amortization (OIBDA)	$400.9	$418.0	$(17.1)	(4)	$1,237.2	$1,236.7	$0.5	—

(A)	In the third quarter of 2008, the Company recognized a non-cash impairment charge to adjust the carrying value of its wireless spectrum holdings classified as acquired assets held for sale.
(B)	On August 7, 2008, Windstream entered into a definitive agreement to sell its wireless business. Accordingly, we have classified the corresponding assets and liabilities as held for sale. The operating results of the wireless business have been presented as discontinued operations. For further details of these adjustments, see the Notes to Unaudited Reconciliations of Results of Operations Under GAAP to Pro Forma Results.
(C)	Pro forma results from current businesses adjusts results of operations under Generally Accepted Accounting Principles (“GAAP”) for the effects of the Company’s split off of the directory publishing business and the acquisition of CTC, excluding the wireless operations. For further details of these adjustments, see the Notes to Unaudited Reconciliations of Results of Operations Under GAAP to Pro Forma Results from Current Businesses.
(D)	Certain amounts previously reported have been reclassified to conform to the current year presentation of the consolidated financial statements. These reclassifications did not impact net income.

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WINDSTREAM CORPORATION

UNAUDITED SUPPLEMENTAL OPERATING INFORMATION-Page 2

(Dollars in millions, except per customer amounts)

	THREE MONTHS ENDED				NINE MONTHS ENDED
	September 30, 2008	September 30, 2007	Increase (Decrease) Amount	%	September 30, 2008	September 30, 2007	Increase (Decrease) Amount	%
UNDER GAAP
Wireline:
Revenues and sales	$774.8	$786.6	$(11.8)	(2)	$2,346.6	$2,317.9	$28.7	1
Access lines	3,086.2	3,241.4	(155.2)	(5)
Net access line additions/(losses):
Internal	(37.9)	(45.0)	7.1	16	(116.9)	(110.1)	(6.8)	(6)
Acquired	—	132.2	(132.2)	(100)	—	132.2	(132.2)	(100)

Net access line additions/(losses)	(37.9)	87.2	(125.1)	(143)	(116.9)	22.1	(139.0)	(629)

Average access lines	3,105.8	3,162.2	(56.4)	(2)	3,143.0	3,180.4	(37.4)	(1)
Average revenue per customer per month (A)	$83.16	$82.92	$.24	—	$82.96	$80.98	$1.98	2
High-speed Internet customers	962.7	830.2	132.5	16
Net high-speed Internet additions:
Internal	28.3	46.7	(18.4)	(39)	91.2	143.2	(52.0)	(36)
Acquired	—	30.9	(30.9)	(100)	—	30.9	(30.9)	(100)

Net high-speed Internet additions	28.3	77.6	(49.3)	(64)	91.2	174.1	(82.9)	(48)

Digital satellite television customers	251.7	177.5	74.2	42
Net digital satellite television additions:
Internal	20.6	27.3	(6.7)	(25)	56.1	89.8	(33.7)	(38)
Acquired	—	—	—	—	—	—	—	—

Net digital satellite television additions	20.6	27.3	(6.7)	(25)	56.1	89.8	(33.7)	(38)

Long distance customers	2,039.0	2,065.5	(26.5)	(1)
Net long distance customer additions/(losses):
Internal	(10.6)	2.6	(13.2)	(508)	(27.5)	(13.5)	(14.0)	(104)
Acquired	—	121.9	(121.9)	(100)	—	121.9	(121.9)	(100)

Net long distance customer additions/(losses)	(10.6)	124.5	(135.1)	(109)	(27.5)	108.4	(135.9)	(125)

Consolidated:					.
Capital expenditures	$86.2	$90.3	$(4.1)	(5)	$219.5	$268.3	$(48.8)	(18)

FROM PRO FORMA RESULTS (B)
Wireline:
Revenues and sales	$774.8	$798.6	$(23.8)	(3)	$2,346.6	$2,377.9	$(31.3)	(1)
Access lines	3,086.2	3,241.4	(155.2)	(5)
Net access line losses	(37.9)	(46.2)	8.3	18	(116.9)	(116.1)	(0.8)	(1)
Average access lines	3,105.8	3,261.8	(156.0)	(5)	3,143.0	3,302.0	(159.0)	(5)
High-speed Internet customers	962.7	830.2	132.5	16
Net high-speed Internet additions	28.3	48.1	(19.8)	(41)	91.2	147.6	(56.4)	(38)
Average revenue per customer per month (A)	$83.16	$81.61	$1.55	2	$82.96	$80.02	$2.94	4
Digital satellite television customers	251.7	177.5	74.2	42
Long distance customers	2,039.0	2,065.5	(26.5)	(1)

Consolidated:
Capital expenditures	$86.2	$95.4	$(9.2)	(10)	$219.5	$290.8	$(71.3)	(25)

(A)	Average revenue per customer per month is calculated by dividing total wireline revenues by average customers for the period.
(B)	Pro forma results from current businesses adjusts results of operations under GAAP for the effects of the Company’s split off of the directory publishing business and the acquisition of CTC, excluding the wireless operations. For further details of these adjustments, see the Notes to Unaudited Reconciliations of Results of Operations Under GAAP to Pro Forma Results from Current Businesses.

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WINDSTREAM CORPORATION

UNAUDITED CONSOLIDATED BALANCE SHEETS UNDER GAAP-Page 3

(In millions)

	September 30, 2008	December 31, 2007
ASSETS

CURRENT ASSETS:
Cash and cash equivalents	$111.6	$72.0

Accounts receivable (less allowance for doubtful accounts of $13.6 and $13.1, respectively)	329.1	320.7
Inventories	31.0	29.6
Deferred income taxes	22.4	32.0
Prepaid expenses and other	55.0	40.3
Assets held for sale:
Acquired assets held for sale	0.5	26.6
Assets of discontinued operations	10.0	7.2

Total current assets	559.6	528.4

Goodwill	2,224.2	2,224.2
Other intangibles	1,144.5	1,184.1
Net property, plant and equipment	3,911.4	4,030.3
Other assets	164.7	195.7
Non-current assets of discontinued operations	55.8	78.5

TOTAL ASSETS	$8,060.2	$8,241.2

LIABILITIES AND SHAREHOLDERS’ EQUITY

CURRENT LIABILITIES:
Current maturities of long-term debt	$24.3	$24.3
Accounts payable	149.9	158.1
Advance payments and customer deposits	94.3	91.1
Accrued dividends	109.9	113.6
Accrued taxes	69.9	53.2
Accrued interest	69.8	139.6
Other current liabilities	88.3	91.3
Liabilities of discontinued operations	4.9	7.1

Total current liabilities	611.3	678.3

Long-term debt	5,371.4	5,331.2
Deferred income taxes	1,210.6	1,133.4
Other liabilities	326.3	398.5

SHAREHOLDERS’ EQUITY:
Common stock	—	—
Additional paid-in capital	96.6	286.8
Accumulated other comprehensive income (loss)	(72.1)	(103.0)
Retained earnings	516.1	516.0

Total shareholders’ equity	540.6	699.8

TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	$8,060.2	$8,241.2

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WINDSTREAM CORPORATION

UNAUDITED CONSOLIDATED STATEMENTS OF CASH FLOWS UNDER GAAP-Page 4

(In millions)

	NINE MONTHS ENDED
	September 30, 2008	September 30, 2007
Cash Provided from Operations:
Net income	$331.6	$333.5
Adjustments to reconcile net income to net cash provided from operations:
Loss on net assets held for sale	16.4	—
Depreciation and amortization	370.9	384.7
Provision for doubtful accounts	25.1	19.9
Stock-based compensation expense	13.5	12.1
Pension and post retirement benefits expense	12.3	28.9
Deferred taxes	74.3	9.7
Other, net	8.8	9.4
Changes in operating assets and liabilities, net
Accounts receivable	(27.9)	(24.8)
Prepaid expenses and other	(15.6)	2.2
Accounts payable	(8.7)	(4.3)
Accrued interest	(69.8)	(74.0)
Accrued taxes	17.5	23.4
Other current liabilities	(12.5)	(45.5)
Other, net	(6.1)	8.6

Net cash provided from operations	729.8	683.8

Cash Flows from Investing Activities:
Additions to property, plant and equipment	(219.5)	(268.3)
Acquisition of CT Communications, net of cash acquired	—	(547.6)
Disposition of acquired assets held for sale	17.3	—
Other, net	11.6	2.0

Net cash used in investing activities	(190.6)	(813.9)

Cash Flows from Financing Activities:
Dividends paid on common shares	(335.3)	(357.7)
Stock repurchase	(200.3)	—
Repayment of debt	(340.7)	(577.7)
Debt issued, net of issuance costs	380.0	748.9
Other, net	(3.3)	(2.3)

Net cash used in financing activities	(499.6)	(188.8)

Increase (decrease) in cash and cash equivalents	39.6	(318.9)

Cash and Cash Equivalents
Beginning of the period	72.0	386.8

End of the period	$111.6	$67.9

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WINDSTREAM CORPORATION

UNAUDITED RECONCILIATION OF REVENUES AND SALES AND OPERATING INCOME UNDER GAAP TO PRO FORMA REVENUES AND SALES AND PRO FORMA OIBDA FROM CURRENT BUSINESSES (NON-GAAP)-Page 5

(In millions)

			THREE MONTHS ENDED		NINE MONTHS ENDED
			September 30, 2008	September 30, 2007	September 30, 2008	September 30, 2007
Consolidated revenues and sales under GAAP			$794.1	$818.8	$2,394.0	$2,429.2

Pro forma adjustments:
CTC revenues and sales prior to acquisition	(A	)	—	23.3	—	93.9
Directory publishing revenues	(B	)	—	(30.5)	—	(97.2)

Consolidated pro forma revenues and sales from current businesses			$794.1	$811.6	$2,394.0	$2,425.9

Wireline revenues and sales under GAAP			$774.8	$786.6	$2,346.6	$2,317.9

Pro forma adjustments:
CTC revenues and sales prior to acquisition	(A	)	—	25.3	—	101.4
Directory publishing revenues	(B	)	—	(13.3)	—	(41.4)

Wireline pro forma revenues and sales from current businesses			$774.8	$798.6	$2,346.6	$2,377.9

Operating income from continuing operations under GAAP			$270.6	$288.2	$855.8	$850.6

Pro forma adjustments:
CTC operating income prior to the acquisition	(A	)	—	2.8	—	11.5
CTC customer list amortization	(C	)	—	(1.3)	—	(5.3)
CTC merger and integration costs, prior to acquisition	(D	)	—	0.4	—	2.2
Merger and integration costs	(E	)	—	2.4	6.2	5.6
Impairment loss on assets held for sale	(F	)	6.5	—	6.5	—
Operating income adjustment for split off of directory publishing:
Wireline	(B	)	—	(10.7)	—	(31.7)
Other	(B	)	—	(2.2)	—	(4.9)

Adjusted operating income			277.1	279.6	868.5	828.0

Depreciation and amortization	(G	)	123.8	138.4	368.7	408.7

Pro forma OIBDA from current businesses			$400.9	$418.0	$1,237.2	$1,236.7

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WINDSTREAM CORPORATION

NOTES TO UNAUDITED RECONCILIATIONS OF RESULTS OF OPERATIONS UNDER GAAP TO PRO FORMA RESULTS FROM CURRENT BUSINESSES-Page 6

Windstream Corporation has entered into various transactions over the past two years that may cause results reported under GAAP to be not necessarily indicative of future results. On August 31, 2007, Windstream completed the acquisition of CT Communications, Inc. (“CTC”). Under the terms of the transaction CTC shareholders received $31.50 in cash for each of their shares of CTC common stock. Subsequently, on August 7, 2008, the Company reached a definitive purchase agreement for the sale of the wireless business acquired from CTC. Upon consummation, we will have no significant continuing involvement in the operations or cash flows of the wireless business. Accordingly, we have classified these operations as held for sale, recognized a pre-tax loss of $18.0 million to reduce the net carrying value of the assets and liabilities held for sale to the contemplated transaction price less costs to sell, and reported the operating results of the wireless business as discontinued operations. In the third quarter of 2008, the Company recognized a non-cash impairment charge of $6.5 million to reduce the carrying value of certain wireless spectrum licenses designated as held for sale, and not used in operations, to their fair market value. The fair market value of these holdings has been reduced to a nominal amount due to an impairment resulting from general market conditions and limited interest on this bandwidth of spectrum. On November 30, 2007, Windstream completed the split off its directory publishing business to Welsh, Carson, Anderson, and Stowe (“WCAS”), a private equity investment group and Windstream shareholder. In exchange for Windstream’s publishing business, Windstream received a special cash dividend of $40.0 million, received $210.5 million in debt relief through a debt-for-debt exchange, and retired approximately 19.6 million shares in Windstream common stock held by WCAS. As a result of completing this transaction, Windstream recorded a gain of $451.3 million in the fourth quarter of 2007. As disclosed in the Windstream Form 8-K filed on November 7, 2008, the Company has presented in this earnings release unaudited pro forma results from current businesses, which include results from CTC’s wireline business for periods prior to the acquisition and excludes (1) results from the directory publishing business, (2) results from the CTC wireless operations, (3) all merger and integration costs resulting from the transactions discussed above, and (4) $6.5 million non-cash impairment charge for acquired assets held for sale.

Windstream’s purpose for including the results of the acquired businesses and for excluding non-recurring items, and the results of the directory publishing and wireless businesses, is to improve the comparability of results of operations for the three and nine month periods ended September 30, 2008, to the results of operations for the same periods of 2007. Windstream’s purpose for these adjustments is to focus on the true earnings capacity associated with providing telecommunication services. Management believes the items either included or excluded from pro forma results from current businesses are related to strategic activities or other events, specific to the time and opportunity available, and should be treated accordingly when evaluating the Company’s operations. Management believes that presenting current business measures assists investors by providing more meaningful comparisons of results from current and prior periods, and by providing information that is a better reflection of the core earnings capacity of the businesses. The Company uses pro forma results from current businesses, including pro forma revenues and sales and pro forma OIBDA from current businesses, as a key measure of the operational performance of its business segments. Windstream management, including the chief operating decision-maker, uses these measures consistently for all purposes including: internal reporting, the evaluation of business objectives, opportunities and performance, and the determination of management compensation.

(A)	To reflect operating results recognized by CTC’s wireline operations prior to acquisition.
(B)	To reflect the split off of the Company’s directory publishing business.
(C)	To recognize amortization for the acquired CTC wireline customer list prior to the acquisition.
(D)	Prior to the acquisition, CTC incurred $2.2 million in restructuring charges consisting primarily of transition costs related to the proposed acquisition. Of this amount, $0.4 million was recorded in the third quarter of 2007.
(E)	The Company incurred $6.2 million related to the acquisition of CTC during the nine months ended September 30, 2008, primarily related to system conversion costs. The Company incurred $5.6 million in accounting and legal fees and other expenses related to the anticipated sale of its directory publishing business during the nine months ended September 30, 2007, of which $2.4 million in fees were recorded in the third quarter of 2007.
(F)	To reflect the non-cash impairment loss of assets held for sale.
(G)	Includes depreciation and amortization expense under GAAP, CTC wireline depreciation and amortization expense incurred prior to the acquisition and other pro forma adjustments to depreciation and amortization expense.

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